                         INNOVATIVE TECH SYSTEMS, INC.

                      WRITTEN CONSENT FOR WARRANT HOLDERS
         WRITTEN CONSENT SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby votes all of the Redeemable Common Stock Purchase Warrants (the "Innovative Warrants") issued by Innovative Tech Systems, Inc., an Illinois corporation (the "Company" or "Innovative"), with respect to which the undersigned is entitled to act, to consent, to withhold consent, or to abstain, as indicated on the reverse side of this Written Consent, to the proposal described on the reverse side hereof and which is more particularly described in the Innovative Tech Systems, Inc. Shareholder Proxy Statement and Warrant Holder Information Statement/Peregrine Systems, Inc. Prospectus, dated June 23, 1998 (the "Proxy Statement/ Prospectus").

    This written consent is being solicited in connection with the Agreement and Plan of Reorganization, dated as of May 7, 1998 (the "Merger Agreement"), by and among the Company, Peregrine Systems, Inc., a Delaware corporation ("Peregrine"), and Homer Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Peregrine ("Merger Sub"), pursuant to which Merger Sub will be merged with and into Innovative and Innovative will be the surviving corporation (the "Merger").

    The undersigned hereby revokes all former consents given by the undersigned with respect to the proposal described on the reverse side and as more particularly described in the Proxy Statement/Prospectus, receipt of which is hereby acknowledged.

    THIS WRITTEN CONSENT, WHEN PROPERLY EXECUTED AND MARKED "CONSENT," WILL BE DEEMED A GRANT OF CONSENT WITH RESPECT TO THE PROPOSED AMENDMENT TO THE WARRANT AGREEMENT, DATED JULY 26, 1994 AS AMENDED THROUGH THE DATE HEREOF, BETWEEN THE COMPANY AND CONTINENTAL STOCK TRANSFER & TRUST COMPANY (THE "WARRANT AGREEMENT"), WHICH AMENDMENT IS DESCRIBED BELOW AND IN FURTHER DETAIL IN THE PROXY STATEMENT/PROSPECTUS. IF NO DIRECTION IS MADE WITH RESPECT TO THE PROPOSAL, THIS WRITTEN CONSENT WILL BE DEEMED AN ABSTENTION.

    YOU ARE URGED TO MARK, SIGN AND RETURN YOUR WRITTEN CONSENT TO THE COMPANY AS SOON AS POSSIBLE, AND IN ALL EVENTS BY THE CLOSE OF BUSINESS ON JULY 24, 1998, IN THE RETURN ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
                                                                            SIDE
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(Continued from the other side)

[X] Please mark choice as shown in this example.

THE BOARD OF DIRECTORS RECOMMENDS CONSENTING TO THE FOLLOWING PROPOSAL:

1. The amendment to the Warrant Agreement in the form attached to the Proxy Statement/Prospectus as Annex B, which provides, among other things, that at the Effective Time of the Merger (as defined in the Merger Agreement), each outstanding Innovative Warrant will be exchanged for and converted into the right to receive that number of shares of Peregrine's Common Stock, par value $0.001 per share ("Peregrine Common Stock"), based on the exchange ratio of 0.2341 of a share of Peregrine Common Stock per share of Innovative's common stock, par value $0.0185 per share ("Innovative Common Stock"), as would have been the case if the Warrant Holder had exercised his or her Innovative Warrants for Innovative Common Stock immediately prior to the Effective Time on a net issuance basis, based on the average of the last reported sale prices of Peregrine Common Stock as reported by the Nasdaq National Market on the five most recent trading days ending on the trading day immediately preceding the Effective Time, subject to surrender of the certificates representing the Innovative Warrants (or a bond in respect thereof).

           [  ] CONSENT           [  ] WITHHOLD           [  ] ABSTAIN

                                           -------------------------------------
                                                  Name of Warrant Holder

                                           -------------------------------------
                                              Signature(s) of Warrant Holder

                                           WHEN SIGNING THE WRITTEN CONSENT,
                                           PLEASE DATE IT AND TAKE CARE TO HAVE
                                           THE SIGNATURE CONFORM TO THE NAME
                                           UNDER WHICH THE WARRANTS ARE
                                           REGISTERED. IF THE WARRANTS ARE
                                           REGISTERED IN THE NAMES OF TWO OR
                                           MORE PERSONS, EACH PERSON SHOULD SIGN
                                           THIS WRITTEN CONSENT. CORPORATE OR
                                           PARTNERSHIP CONSENTS SHOULD BE SIGNED
                                           IN FULL CORPORATE OR PARTNERSHIP NAME
                                           BY AN AUTHORIZED PERSON. PERSONS
                                           SIGNING IN A FIDUCIARY CAPACITY
                                           SHOULD INDICATE THEIR FULL TITLES IN
                                           SUCH CAPACITIES WHEN SIGNING.

                                           Dated: ________________________, 1998